FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 30, 2026

EOS ENERGY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3920 Park Avenue

Edison, NJ 08820

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 225-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Securities Purchase Agreement

On July 1, 2026, the Company issued 13,683,634 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and 6,004,378 warrants (the “Warrants” and, together with the Shares, the “Securities”), each warrant to purchase one share of common stock at an exercise price of $5.481 per share, in its previously announced registered direct offering (the “Offering”) pursuant to that certain securities purchase agreement, by and between the Company and Hudson Bay Master Fund Ltd., an affiliate of Hudson Bay Capital Management LP (the “Purchaser” and, such agreement, the “Purchase Agreement”). Each Share was offered and sold together with 0.4388 of an accompanying Warrant at an aggregate offering price of $5.481. The Warrants are governed by the Warrant Agreement (as defined below).

The offering of the Securities and the shares of Common Stock underlying the Warrants (the “Warrant Shares”) was made pursuant to the Company’s registration statement on Form S-3 (File No. 333-295819) (the “Registration Statement”), as supplemented by a preliminary prospectus supplement, dated June 30, 2026, and a final prospectus supplement, dated June 30, 2026, each filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

In connection with the Offering, the legal opinion as to the legality of the Securities issued in the Offering and the Warrant Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Warrant Agreement

In connection with the Offering, the Company entered into a warrant agreement (the “Warrant Agreement”) dated June 30, 2026, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, which governs the terms of the Warrants. The Warrants will expire on the tenth (10th) anniversary of date of issuance. Upon issuance, the Warrants will entitle the Purchaser to purchase up to an aggregate of 6,004,378 Warrant Shares at an exercise price of $5.481 per share, subject to certain adjustments as described below.

The Warrants may be exercised for cash or on a cashless basis. The Warrants may be exercised upon surrender of the Warrants, together with a notice of exercise, to the Company. Promptly after the Purchaser exercises the Warrants and, if applicable, the Company receives payment for the Warrant Shares issuable upon such exercise, the Company will deliver or cause to be delivered to the Purchaser certificates for the shares acquired and, if the Warrants have not been fully exercised and have not expired, new warrants of like tenor representing warrants to purchase the Warrant Shares not yet acquired. If, upon exercise of the Warrants, the Purchaser would be entitled to receive a fractional interest in a share of Common Stock, the Company shall round down to the nearest whole number, the number of shares of Common Stock to be issued to the Purchaser.

The Purchaser will not have the rights or privileges of holders of Common Stock of the Company and any voting rights until it exercises the Warrants and receives Warrant Shares. After the issuance of Warrant Shares upon exercise of the Warrants, in whole or in part, the Purchaser will be entitled to one (1) vote for each share of Common Stock held of record on all matters to be voted on by stockholders.

The Warrants contain customary anti-dilution adjustments upon the occurrence of any dividend on shares of Common Stock payable in Common Stock, or any subdivision or combination with respect to the Common Stock. Upon the occurrence of any fundamental transaction, the Warrants will become exercisable for the same securities, cash, and property as would be payable for the shares issuable upon exercise of the unexercised portion of the Warrants as if such shares were outstanding on the record date for the acquisition and subsequent closing, and the exercise price shall be adjusted accordingly.

This description of the Warrant Agreement and the Warrant does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Warrant Agreement and the Form of Warrant, which is attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Warrant Agreement, dated June 30, 2026.
4.2	Form of Warrant Certificate (included as Exhibit A to Exhibit 4.1 hereto).
5.1	Opinion of Davis Polk & Wardwell LLP.
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2026	EOS ENERGY ENTERPRISES, INC.

	By:	/s/ Alessandro Lagi
	Name:	Alessandro Lagi
	Title:	Chief Financial Officer

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